UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):  December 16, 2011

PDL BioPharma, Inc.

(Exact name of Company as specified in its charter)

000-19756
(Commission File Number)

Delaware	94-3023969
(State or Other Jurisdiction of Incorporation)	(I.R.S. Employer Identification No.)

932 Southwood Boulevard
Incline Village, Nevada  89451
(Address of principal executive offices, with zip code)

(775) 832-8500
(Company’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Company under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Separation Agreement of Christine R. Larson, former Vice President and Chief Financial Officer

On December 16, 2011, Christine R. Larson, the former Vice President and Chief Financial Officer of PDL BioPharma, Inc. (the Company), entered into a Separation Agreement with the Company. Under the Separation Agreement, Ms. Larson will receive a one-time payment of $700,000 and 12 months of COBRA coverage in exchange for (i) a release and waiver of any possible claims related to her employment with the Company; (ii) an agreement not to solicit, recruit or induce to leave any employee, agent, independent contractor or consultant of the Company; (iii) an agreement not to disparage the Company and (iv) a confidentiality agreement. In connection with Ms. Larson’s departure, all unvested restricted stock awards granted to Ms. Larson have been forfeited and returned to the Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PDLBIOPHARMA,INC.
(Company)

	By:	/s/ John P. McLaughlin
John P. McLaughlin
President and Chief Executive Officer

Dated: December 16, 2011